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                                                                      EXHIBIT 11




                           MONARCH DENTAL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                  SEPTEMBER 30,
                                                               -------------------------     -------------------------
                                                                  1999           1998           1999           1998
                                                               ----------     ----------     ----------     ----------
Net income ...............................................     $    1,270     $    1,688     $    3,009     $    4,144
                                                               ==========     ==========     ==========     ==========



Weighted average common shares outstanding ...............         13,181         10,708         12,761         10,424
Weighted average common equivalent shares outstanding.....             --             89             --            162
                                                               ----------     ----------     ----------     ----------
Weighted average common and common equivalent
   shares outstanding ....................................         13,181         10,797         12,761         10,586
                                                               ==========     ==========     ==========     ==========



NET INCOME PER COMMON SHARE:

Net income ...............................................     $     0.10     $     0.16     $     0.24     $     0.40
                                                               ==========     ==========     ==========     ==========



NET INCOME PER SHARE - ASSUMING DILUTION:

Net income ...............................................     $     0.10     $     0.16     $     0.24     $     0.39
                                                               ==========     ==========     ==========     ==========
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